EXHIBIT 11.1




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                                                      EXHIBIT 11.1



                            AVON PRODUCTS, INC.
                  COMPUTATION OF PRIMARY INCOME PER SHARE
                   (In millions, except per share data)


                                                 Three months ended
                                                      June 30
                                                 ------------------
                                                 1997          1996
                                                 ----          ----

Weighted average shares of common stock:

  Weighted average shares outstanding during
    the period..............................  132.257       133.914
  Common stock equivalents*.................       --*           --*
                                              -------       -------

  Weighted average shares for primary income
    per share computation...................  132.257       133.914
                                              =======       =======

Net income................................    $  95.2       $  85.7
                                              =======       =======

Primary income per share..................    $   .72       $   .64
                                              =======       =======



_________
 *Common stock equivalents are not reported because they result in less than three percent dilution.




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                                                      EXHIBIT 11.1



                            AVON PRODUCTS, INC.
                  COMPUTATION OF PRIMARY INCOME PER SHARE
                   (In millions, except per share data)


                                                 Six months ended
                                                     June 30
                                                 ----------------
                                                 1997        1996
                                                 ----        ----

Weighted average shares of common stock:

  Weighted average shares outstanding during
    the period..............................  132.565     134.256
  Common stock equivalents*.................       --*         --*
                                              -------     -------

  Weighted average shares for primary income
    per share computation...................  132.565     134.256
                                              =======     =======

Net income................................    $ 136.5     $ 123.4
                                              =======     =======

Primary income per share..................    $  1.03     $   .92
                                              =======     =======



_________
 *Common stock equivalents are not reported because they result in less than three percent dilution.